Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Municipal Value Fund, Inc.
811-05238


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014, subsequently adjourned to August 15, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.

Voting results are as follows:

<c>Common shares

To approve a new investment management
agreement

   For
           6,681,108
   Against
              318,522
   Abstain
              198,410
   Broker Non-Votes
           2,591,497
      Total
           9,789,537


To approve a new sub-advisory agreement.


   For
           6,653,725
   Against
              316,121
   Abstain
              228,194
   Broker Non-Votes
           2,591,497
      Total
           9,789,537



Proxy materials are herein
incorporated by reference to the
SEC filing on June 16, 2014,
under Conformed Submission
Type DEF14A, accession
number 0001193125-14-236565.